Exhibit 10.87

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), dated as of April 24, 2003 is entered into and delivered, jointly and severally, by HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership (“Borrower”) and HORIZON GROUP PROPERTIES, INC., a Maryland corporation (“Guarantor”) to and for the benefit of  AMSTER TRADING COMPANY CHARITABLE REMAINDER UNITRUST DATED MARCH 10, 2003 (“Lender”).

R E C I T A L S:

A.    Pursuant to the terms and conditions of a certain Construction and Term Loan Agreement, dated of even date herewith, between Borrower and Lender (as amended, modified, replaced or restated from time to time, the “Loan Agreement”), Lender has agreed to make certain Loans (as defined below) to Borrower.

B.    The loans to be made pursuant to the Loan Agreement will consist of: (i) a term loan of Three Million One Hundred Thousand Dollars ($3,100,000) (the “Term Loan”) and (ii) a construction loan of up to Three Million One Hundred Thousand Dollars ($3,100,000) (the “Construction Loan”) (the Construction Loan and the Term Loan are collectively referred to herein as the “Loans”).

C.    As a condition precedent to Lender’s extension of the Loans to Borrower and in consideration therefor, Lender has required, among other things, the execution and delivery of: (i) this Agreement by Borrower and Guarantor,  (ii) that certain Promissory Note, dated of even date herewith, from Borrower to Lender in the original principal amount of Three Million One Hundred Thousand Dollars ($3,100,000)(as amended, modified, replaced or restated from time to time, the “Note”), (iii) that certain Construction Deed of Trust, Security Agreement and Fixture Filing Financing Statement, dated of even date herewith, among Borrower, as trustor, First American Title, as trustee, and Lender, as beneficiary, encumbering the real property, improvements and personalty described therein (“Property”) (as amended, modified, replaced or restated from time to time, the “Deed of Trust”), and (iv) various other Loan Documents (as defined in the Loan Agreement).

D.    Guarantor: (i) is the general partner of Borrower and has a financial interest in Borrower, (ii) understands that Lender will not make the Loans to Borrower unless Guarantor executes and delivers this Agreement to Lender, and (iii) has agreed to execute and deliver this Agreement.

E.     Capitalized terms used and not specifically defined herein shall bear the same meaning as established in the Loan Agreement.

NOW, THEREFORE, to induce Lender to extend the Loans to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors (as defined below) hereby covenant and agree for the benefit of Lender and the other Indemnified Parties (as defined below), as follows:

1.             Environmental Matters.

(a.)          Definitions.  For purposes of this Agreement the following terms have the following meanings:

“Environmental Laws” means any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended.

“Hazardous Substance” means, but is not limited to, any substance, chemical, material or waste (A) the presence of which causes a nuisance or trespass of any kind; (B) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (C) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

“Indemnified Parties” means and includes Lender, its parent, subsidiaries, and affiliated companies, assignees of any of Lender’s interest in the Loans or the Loan Documents, any servicer or originator of the Loans, and the officers, directors, employees, agents and contractors of any of the foregoing parties.

“Indemnitors” means Borrower and Guarantor, jointly and severally.

“Loan Documents” shall have the meaning set forth in the Loan Agreement.

“Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Reports” means the environmental studies and reports identified on Exhibit A attached hereto and made a part hereof.

(b)           Environmental Representations and Warranties.  Except as otherwise fully disclosed by Indemnitors to Indemnified Parties in writing detailing any exceptions to the following environmental representations and warranties or fully disclosed to Indemnified Parties in the Reports, Indemnitors hereby represent and warrant to Indemnified Parties that, to the best of their knowledge, as of the date hereof:

(i)            neither the Property nor any operations of Borrower thereon or in connection therewith are in violation of any Environmental Laws or any permit or other authorization issued pursuant thereto;

(ii)           no Hazardous Substances are, or to Indemnitors’ knowledge and belief, have been handled, generated, stored, processed or otherwise managed on or at the Property except for those substances used by Borrower or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws;

(iii)          there are not, to Indemnitors’ knowledge, any past or present Releases of Hazardous Substances in, on, under or from the Property;

(iv)          the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

(v)           there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property;

(vi)          Borrower has received no notice of, and to Borrower’s knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property or any of Borrower’s operations, nor does Borrower know of any basis for such a claim;

(vii)         to Indemnitors’ knowledge, there has been no claim by any party that any use, operation or condition of the Property or any of Borrower’s operations has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim;

(viii)        there are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority or agreements, whether settlement agreements or otherwise, with any third parties relating to the ownership, use, operation, sale, transfer or conveyance of the Property that require any change in the present condition of the Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Property.

(c)           Environmental Covenants.  Borrower covenants and agrees that Borrower:  (i) shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws); (ii) shall not install or use any underground storage tanks, shall not itself engage in and shall expressly prohibit all tenants of space in the Improvements from engaging in the use, generation, handling, storage, production, processing or management of Hazardous Substances, except in the ordinary course of their businesses and in compliance with all Environmental Laws; (iii) shall not itself cause, shall take all action reasonably necessary, and shall expressly prohibit the Release of Hazardous Substances at, on, under, or from the Property; shall itself comply and shall expressly require all tenants and any other persons who may come upon the Property to comply with all Environmental Laws; (iv) shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (“Environmental Liens”); (v) shall comply and take actions reasonably necessary to cause all occupants of the Property to comply with the recommendations of any qualified environmental engineer or other expert that apply or pertain to the Property; and, (vi) without limiting the generality of the foregoing, during the term of this Agreement, shall not use any construction materials which contain asbestos nor install in the Improvements on the Property or permit to be installed in the Improvements on the Property, any materials which contain asbestos.

(d)           Notice and Access.  Indemnitors shall promptly notify Indemnified Parties in writing if Indemnitors knows, knows or believes there is or are (i) any Hazardous Substances, other than those used by Borrower or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws, present on the Property; (ii) any Release of Hazardous Substances in, on, under, from or migrating towards the Property; (iii) any non-compliance with Environmental Laws related in any way to the Property; (iv) any actual or threatened Environmental Liens; (v) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from, or migrating towards the Property; and (vi) any installation of wells, piping, or other equipment at the Property to investigate, remediate or otherwise address any Release of Hazardous Substances at, on, in or in the vicinity of the Property.  Indemnitors shall promptly, at Indemnitors’s sole cost and expense, take all actions as are required by Environmental Laws with respect to any Hazardous Substances or other environmental condition at, on or under the Property or other affected property, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to Indemnified Parties, of all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property in all instances as necessary to comply with all applicable Environmental Laws (collectively, “Completion of the Clean-up”).  In the event Indemnitors fail to do so, Indemnified Parties may, but shall not be obligated or have any duty to, cause the Completion of the Clean-up of the Property.  Indemnitors hereby grant to Indemnified Parties and their agents and employees access to the Property as provided in Section 1(f) below, and a license to remove any items known by Indemnified Parties to be Hazardous Substances and to do

all things Indemnified Parties shall deem necessary to cause the Completion of the Clean-up of the Property.

(e)           Indemnification.  Indemnitors covenant and agree, at Indemnitors’ sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Indemnified Parties), and hold Indemnified Parties harmless from and against any and all liens, damages (including, without limitation, consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against Indemnified Parties or the Property (except to the extent they arise out of the gross negligence or willful misconduct of an Indemnified Party), and arising directly or indirectly from or out of (except to the extent they arise out of the gross negligence or willful misconduct of an Indemnified Party):

(i)            he past, present or future presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of any Indemnitor;

(ii)           the past, present or future violation of any Environmental Laws, relating to or affecting the Property or Borrower’s operations, whether or not caused by or within the control of Indemnitor;

(iii)          the failure by Indemnitors to comply fully with the terms and conditions of this Section 1;

(iv)          any misrepresentation or inaccuracy in or the breach of any representation or warranty contained in this Section 1; or

(v)           the enforcement of this Section 1, including any liabilities that arise as a result of the actions taken or caused to be taken by Indemnified Parties under this Section 1, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such Release or threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the  environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas.  Indemnified Parties’ rights under this Section 1 shall survive payment in full of Borrower’s obligations under the Loan Documents and shall be in addition to all other rights of Indemnified Parties under the Deed of Trust, the Loan Agreement, the Note and the other Loan Documents, but shall terminate upon the expiration of the applicable statute of limitations.  The foregoing notwithstanding,

Indemnitors’ obligations under this Section 1 with regard to any Post Transfer Indemnification Responsibilities (as hereinafter defined) shall be limited to such obligations directly or indirectly arising out of or resulting from any Hazardous Substances that were present or released in, on, or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property at any time before or while Borrower held title to or was in possession or control of the Property (“Indemnitors’ Continuing Responsibility”); provided, however, that any Post Transfer Indemnification Responsibilities incurred or suffered by Indemnified Parties shall be presumed, unless shown by a preponderance of the evidence to the contrary, to be Indemnitors’ Continuing Responsibility.  “Post Transfer Indemnification Responsibilities” shall mean any obligations hereunder to indemnify, defend, and hold Indemnified Parties harmless arising after Indemnified Parties cease to hold a security interest in the Property or acquire title to the Property as a result of foreclosure, deed in lieu of foreclosure, or other transfer of the Property.

(f)            Site Visits, Observation and Testing.  Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property.  Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party.  In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party.  Indemnified Parties owe no duty of care to protect Indemnitors or any other party against, or to inform Indemnitors or any other party of, any Hazardous Substances or any other adverse condition affecting the Property.  Indemnified Parties may in their discretion disclose to Indemnitors or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by Indemnified Parties.  Indemnitors understand and agree that Indemnified Parties make no representation or warranty to Indemnitors or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed.  Indemnitors also understand that, depending on the results of any site visit, observation or testing by any Indemnified Party which are disclosed to Indemnitors, Indemnitors may have a legal obligation to notify one or more environmental agencies of the results and that such reporting requirements are site-specific and are to be evaluated by Indemnitors without advice or assistance from Indemnified Parties.  Any Indemnified Party shall give Borrower reasonable notice before entering the Property. Such Indemnified Party shall make reasonable efforts to avoid interfering with Borrower’s and any tenant’s use of the Property in exercising any rights provided in this Section 1.

2.             Reinstatement of Obligations.  If at any time all or any part of any payment made by Borrower or received by Indemnified Parties from Borrower under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Indemnitor under any Debtor Relief Law (as defined below)), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by an Indemnified Party, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

3.             Waivers.  To the extent permitted by law, each Indemnitor, for itself and its successors, hereby waives and agrees, with respect to its obligations under this Agreement, not to assert or take advantage of:

(a)           Any right to require Indemnified Parties to proceed against any other person or to proceed against or exhaust any security held by Indemnified Parties at any time or to pursue any other remedy in Indemnified Parties’ power or under any other agreement before proceeding against Borrower  hereunder;

(b)           Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Indemnified Parties to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other person or person;

(c)           Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Indemnified Parties, any endorser or creditor of either Indemnitor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Indemnified Parties;

(d)           Any right or claim of right to cause a marshalling of the assets of Indemnitors;

(e)           Intentionally Deleted;

(f)            Any duty on the part of Indemnified Parties to disclose to Indemnitors any facts Indemnified Parties may now or hereafter know about the Property, regardless of whether Indemnified Parties has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intends to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors is fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred hereunder;

(g)           Any lack of notice of disposition or of manner of disposition of any collateral for the Loans;

(h)           Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(i)            Any deficiencies in the collateral for the Loans or any deficiency in the ability of Indemnified Parties to collect or to obtain performance from any person or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(j)            Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Indemnitors) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Indemnified Parties to enforce any of its rights, whether now or hereafter required, which Indemnified Parties may have against Indemnitors or the collateral for the Loans; and

(k)           Any modifications of the Loan Documents or any obligation of Indemnitors relating to the Loans by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended or recodified (“Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, “Debtor Relief Law”), or otherwise.

4.             General Provisions.

(a)           Full Recourse.  All of the terms and provisions of this Agreement are full recourse obligations of Indemnitors and not restricted by any limitation on personal liability.

(b)           Secured Obligations.  Indemnitors hereby acknowledge that the obligations of Indemnitors under this Agreement are secured by the lien of the Deed of Trust and the security interests and other collateral described in the Deed of Trust and the other Loan Documents.

(c)           Survival.  This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured  by the Loan Documents and the exercise of any remedy by Indemnified Parties under the Deed of Trust or any of the other Loan Documents, including any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loans are paid or satisfied in full, but shall terminate upon the expiration of the applicable statute of limitations period.

(d)           No Recourse Against Indemnified Parties.  Indemnitors shall not have any right of recourse against Indemnified Parties by reason of any action Indemnified Parties may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents unless the act or failure to act is found to be gross negligence or willful misconduct on the part of such Indemnified Party.

(e)           Reservation of Rights.  Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Indemnified Parties may have against Indemnitors or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f)            Rights Cumulative; Payments.  Indemnified Parties’s rights under this Agreement shall be in addition to all rights of Indemnified Parties under the Loan Agreement, Note, the Deed of Trust and the other Loan Documents.  Further, payments made by Indemnitors under this Agreement shall not reduce in any respect Indemnitors’ obligations and liabilities under the Loan Agreement, Note, the Deed of Trust and the other Loan Documents.

(g)           No Limitation on Liability.  Each Indemnitor hereby consents and agrees that Indemnified Parties may at any time and from time to time without further consent from Indemnitors do any of the following events, except as otherwise provided in this Agreement, and the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitors or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Deed of Trust or any of the other Loan Documents or any sale or transfer of the Property; (iii) any change in the composition of any Indemnitor; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein or in any of the Loan Documents; (v) the release of any Indemnitor or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; (vi) the release or substitution in whole or in part of any security for the Loans; (vii) Lender’s failure to record the Deed of Trust or to file any financing statement (or Lender’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loans; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever.  Unless the act or failure to act is found to be gross negligence or willful misconduct on the part of such Indemnified Party, no such action which Indemnified Parties shall take or fail to take in connection with the Loan Documents or any collateral for the Loans, nor any course of dealing with Indemnitors or any other person, shall limit, impair or release Indemnitor’s obligations hereunder, affect this Agreement in any way or afford Borrower any recourse against Indemnified Parties.  Nothing contained in this Paragraph shall be construed to require Indemnified Parties to take or refrain from taking any action referred to herein.

(h)           Entire Agreement; Amendment; Severability.  This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes (except as to the Deed of Trusts) all prior agreements, whether written or oral, between the parties respecting such matters.  Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto.  If any provision or obligation under this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents.

(i)            Governing Law; Binding Effect.  This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.  The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  Indemnified Parties and any successor may, at any time after providing written notice to Indemnitors, sell, transfer, or assign its interest under the Loan Agreement, the Note, the Deed of Trust, the other Loan Documents, any or all servicing rights with respect thereto, and this Agreement or grant participations.  The representations, warranties, obligations, covenants, and indemnity obligations of Indemnitors under this Agreement shall also benefit and apply with respect to any purchaser, transferee, assignee, participant, servicer or investor.

(j)            Notice.  All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

(k)           No Waiver: Time of Essence; Interpretation; Counting of Days.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Indemnified Parties” and “Indemnitors” shall include their respective successors, assigns, heirs, executors and administrators.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence of each and every term and condition of this Agreement.  The term “days” when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Property is located, the period shall be deemed to end on the next succeeding business day.  The term “business day” as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Chicago, Illinois, are authorized by law to be closed.

(l)            Headings.  The headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(m)          Attorneys’ Fees.  Indemnitors agree to pay all of Indemnified Parties’ costs and expenses, including reasonable attorneys’ fees, which may be incurred in enforcing or protecting Indemnified Parties’ rights or interests.  From the time(s) incurred until paid in full to Indemnified Parties, all such sums shall bear interest at the Default Rate.

(n)           Successive Actions.  A separate right of action hereunder shall arise each time Indemnified Parties acquires knowledge of any matter indemnified by Indemnitors under this Agreement.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(o)           Joint and Several Liability.  The obligations and liabilities of Borrower and Guarantor under this Agreement are JOINT AND SEVERAL.  Borrower and Guarantor agree that Lender may pursue its rights and remedies against either Borrower or Guarantor, or both, in any order as Lender deems appropriate.

(p)           Reliance.  Indemnified Parties would not make the Loans to Borrower without this Agreement.  Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loans shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(q)           Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

(r)            WAIVER OF TRIAL BY JURY.  INDEMNITORS AND LENDER (BY ACCEPTANCE OF THIS AGREEMENT), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  INDEMNITORS AGREE THAT THEY WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(s)           Waiver of Bankruptcy Stay.  Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any Indemnitor, such Indemnitor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Indemnified Parties to enforce any rights of Indemnified Parties against such Indemnitor by virtue of this Agreement or otherwise.

(t)            Expiration of this Environmental Indemnity.  Notwithstanding any other provision to the contrary contained in this Agreement, Indemnitors’ obligations under this Agreement shall only survive and continue for a period of ten (10) years from the date that the Loans have been repaid in full.

[SIGNATURE PAGE FOLLOWS]

Indemnitors have executed and delivered this Environmental Indemnity Agreement as of the day and year first above written.

Borrower:
HORIZON GROUP PROPERTIES, L.P.

	By:	Horizon Group Properties, Inc.

Its:	General Partner

	By:	/s/ David Tinkham
David Tinkham,
Senior Vice President / CFO

Guarantor:
HORIZON GROUP PROPERTIES, INC.
	By:	/s/ David Tinkham
David Tinkham, Senior Vice President / CFO

EXHIBIT A

REPORTS

Phase 1 Environmental Site Assessment of Horizon Outlet Center Prepared by EMG as Project Number 36305 and Dated May 2, 1998